OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Life Time Fitness, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SUPPLEMENT TO PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2005

LIFE TIME FITNESS, INC.

6442 City West Parkway
Eden Prairie, Minnesota 55344
(952) 947-0000

April 21, 2005

      Re: Change to Biographical Information of David A. Landau (Director and Director Nominee)

Dear Shareholder:

      In connection with the 2005 Annual Meeting of Shareholders of Life Time Fitness, Inc. (the “Company”) to be held on May 5, 2005, you recently should have received copies of the Notice of Annual Meeting of Shareholders and our Proxy Statement (the “Proxy Statement”). In light of developments that came to the Company’s attention subsequent to the mailing of the Proxy Statement, the Company is amending the Proxy Statement to supplement the biographical information for David A. Landau, a director and director nominee, to reflect changes to his biographical information.

      The following information regarding Mr. Landau replaces the information for Mr. Landau provided in the Proxy Statement under the heading “Proposal No. 1 — Election of Directors — Directors and Director Nominees”:

      David A. Landau was elected a director of our company in August 2000. Until March 11, 2005, Mr. Landau served as a managing director of Apax Partners, Inc., an international private equity investment advisory firm affiliated with Apax Managers, Inc. Mr. Landau joined Apax Partners, Inc. in 1991 after working in brand management at The Procter & Gamble Company, a manufacturer and marketer of consumer products, and strategy consulting at Monitor Company, a strategy-consulting firm. Mr. Landau is currently pursuing entrepreneurial activities within private equity. Mr. Landau is also a member of the board of directors of Phillips-Van Heusen Corporation and two private companies.

      You may vote or change your vote as described under the heading “Voting of Proxies” on page 1 of the Proxy Statement. If you are the record holder of your shares and you have any questions or need to obtain a new proxy card, please contact Kristy Mach of Wells Fargo Shareowner Services at (651) 450-4075. If you hold your shares in street name through a broker and you have any questions or need to obtain a new proxy card, please contact your broker. If you intend to request and submit a new proxy card, please do so as soon as possible to ensure that your vote is received in time to be counted at the Annual Meeting. No action on your part is required if you have already voted and do not want to change your vote.

Sincerely,

/s/ Bahram Akradi

Bahram Akradi
Chairman of the Board of Directors,
President and Chief Executive Officer